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EXHIBIT 2

STOCKHOLDERS AGREEMENT

EXECUTION COPY

STOCKHOLDERS AGREEMENT

dated as of January 17, 2003

by and among

ARENA PHARMACEUTICALS, INC.,

BIOTECHNOLOGY VALUE FUND, L.P.,

BIOTECHNOLOGY VALUE FUND II, L.P.,

BVF INVESTMENTS, L.L.C.,

BVF PARTNERS L.P.,

BVF INC. and

INVESTMENT 10, L.L.C.

TABLE OF CONTENTS

        This Table of Contents is not part of the Stockholders Agreement to which it is attached but is inserted for convenience only.

-i-

ARTICLE IX GENERAL PROVISIONS		12
9.01	Publicity	12
9.02	Amendment and Waiver	12
9.03	Notices	12
9.04	Entire Agreement	13
9.05	No Third Party Beneficiary	13
9.06	No Assignment; Binding Effect	13
9.07	Specific Performance; Legal Fees	13
9.08	Headings	14
9.09	Invalid Provisions	14
9.10	Governing Law	14
9.11	Consent to Jurisdiction and Service of Process	14
9.12	Counterparts	14

SCHEDULES

Schedule I	Common Stock Beneficially Owned by the Stockholders
EXHIBITS
Exhibit A	Confidentiality Agreement
Exhibit B	Bylaw Amendments

-ii-

        This STOCKHOLDERS AGREEMENT dated as of January 17, 2003 (this "Stockholders Agreement") is made and entered into by and among Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Investments, L.L.C., a Delaware limited liability company, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation ("BVF"), and Investment 10, L.L.C., an Illinois limited liability company (each a "Stockholder" and, collectively, the "Stockholders").

        WHEREAS, each Stockholder is the beneficial owner of the number of shares of common stock, par value $.0001 per share, of the Company (the "Common Stock"), listed next to such Stockholder's name on Schedule I hereto (the "BVF Shares"); and

        WHEREAS, the Stockholders and the Company wish to provide for representation on the Board of Directors of the Company (the "Board of Directors") for the Stockholders, certain restrictions on the sale and voting of the Common Stock beneficially owned by the Stockholders, the granting of certain rights to the parties with respect to the purchase and sale of such Common Stock and the calling and noticing of meetings of stockholders, all as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.01    Definitions.    (a)    Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Stockholders Agreement:

        "Affiliate" has the meaning assigned thereto in Rule 12b-2 promulgated under the Exchange Act.

        "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

        "BVF Designee" means the individual designated from time to time by the Stockholders in a written notice delivered to the Company to serve on the Board of Directors in accordance with the terms of this Stockholders Agreement, who initially shall be Mark N. Lampert.

        "BVF Observer" means the individual designated from time to time by the Stockholders in a written notice delivered to the Company to act as a non-voting observer of meetings of the Board of Directors or committees thereof in accordance with the terms of this Stockholders Agreement, who initially shall be Matt Perry.

        "Bylaw Amendments" has the meaning ascribed to it in Section 5.03(c).

        "Bylaws" means the Amended and Restated By-Laws of the Company, as the same may be amended and restated from time to time.

        "Certificate of Incorporation" means the Fifth Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and restated from time to time.

        "Commission" means the Securities and Exchange Commission.

        "Confidentiality Agreement" shall have the meaning ascribed to it in Section 5.01.

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Director Termination Date" means the earliest of (i) the first date on which (w) the Company duly notices such Special Meeting after a member of the Restricted Group gives notice to the Company of the exercise of its right to call a Special Meeting, (x) any member of the Restricted Group engages in any of the activities prohibited by Article IV if such violation is not wholly cured within two (2) business days following notice thereof by the Company, (y) any member of the Restricted Group engages in a Schedule 13D Transaction, or (z) the filing of an amendment to the Schedule 13D previously filed by the Stockholders with the Commission indicating that any member of the Restricted Group has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this Stockholders Agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this Agreement and actions by the parties hereunder); provided that the foregoing prohibition shall not impair or affect the exercise by the BVF Designee of his or her fiduciary duties as a director of the Company in his or her capacity as such or prohibit filings required by law as a consequence thereof; (ii) if the Standstill Termination Date is extended beyond October 31, 2003 as a result of the delivery of an Initial Offer Notice by the Company, the Standstill Termination Date (but without giving effect to any extension of the Standstill Termination Date as a result of the BVF Designee's failure to resign from the Board of Directors pursuant to Section 2.01(f)); (iii) the expiration of the thirty (30) day period referred to in the second sentence of Section 2.01(e) if, during such period, BVF shall not have proposed a successor BVF Designee who BVF believes in good faith would qualify as an Independent Director; or (iv) the first date on which the members of the Restricted Group beneficially own Voting Securities representing less than 25% of the Voting Securities beneficially owned by the members of the Restricted Group on the date hereof (after giving effect to any stock dividends, stock splits and similar transactions involving the Common Stock).

        "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any stock exchange or market in which the Common Stock is listed for trading or traded.

        "Independent Director" means any member of the Board of Directors who is not excluded from qualification as an independent director (for all purposes other than service on the Company's audit or compensation committees) by the enumerated per se exclusions from such qualification contained in the listing requirements of the principal stock exchange or securities market on which the Common Stock is listed or traded at a time when the Company is required to have a Board of Directors comprised of a majority of independent directors by such exchange or market (i.e., for purposes of this agreement, a member of the Board of Directors shall not be disqualified as an Independent Director based upon a subjective determination by the Board of Directors unless such finding is based upon an enumerated per se exclusion from qualification as an independent director).

        "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind, other than restrictions arising under federal or state securities laws.

        "Market Value" means the greater of (i) the closing price per share of the Common Stock on the principal trading market on which the Common Stock is traded on the day an Initial Offer Notice is delivered by the Company to the Restricted Group (or if such day is not a trading day, on the immediately preceding trading day) or (ii) the trailing average of the closing prices per share of the Common Stock on such principal trading market for the twenty (20) trading days ending on, and including, the day an Initial Offer Notice is delivered by the Company to the Restricted Group (or if such day is not a trading day, on the immediately preceding trading day).

        "Person" means any individual, corporation, limited liability company, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

        "Representatives" of any Person means such Person's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

        "Restricted Group" means, collectively, (i) each Stockholder, (ii) any and all Affiliates of any Stockholder, (iii) the then current officers and directors of any Stockholder or any Affiliate of any Stockholder, (iv) with respect to any Stockholder who is an individual, (a) any and all immediate family members of such Stockholder, (b) the heirs, executors, personal representatives and administrators of any of the foregoing persons, (c) any and all trusts established for the benefit of any of the foregoing persons and (d) any and all charitable foundations established by any of the foregoing persons, and (v) the other members of any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Stockholder or any Affiliate of such Stockholder is a member.

        "Rights Plan" means the rights agreement dated as of October 30, 2002 between the Company and Computershare Trust Company, Inc., as rights agent, as the same may be amended from time to time, and "Rights" has the meaning given such term in the Rights Agreement.

        "Schedule 13D Transaction" means any action or transaction described in any of paragraphs (a) through (j) of Item 4 of Schedule 13D promulgated by the Commission with respect to the Company.

        "Special Meeting" means a special meeting of the stockholders of the Company.

        "Standstill Period" means the period from the date of this Stockholders Agreement through the Standstill Termination Date.

        "Standstill Termination Date" means October 31, 2003, unless the Company delivers an Initial Offer Notice in which case "Standstill Termination Date" means December 31, 2003; provided that (A) if the Company delivers an Initial Offer Notice and either (i) the Restricted Group accepts the terms of an Offer Notice or (ii) the Restricted Group rejects the terms of an Offer Notice offering a price per share of Common Stock equal to or exceeding the Threshold Amount, in either case pursuant to Article VI, "Standstill Termination Date" means the earlier of (x) December 31, 2004 or (y) the first date on which the members of the Restricted Group beneficially own Voting Securities representing less than 25% of the Voting Securities beneficially owned by the members of the Restricted Group on the date hereof (after giving effect to any stock dividends, stock splits and similar transactions involving the Common Stock); and (B) if the Company fails to close on a transaction pursuant to Section 6.01 for any reason other than the Restricted Group's declination of an offer thereunder, "Standstill Termination Date" means October 31, 2003; provided further, that if the BVF Designee shall not have resigned from the Board of Directors as required under Section 2.01(f), the Standstill Termination Date shall be extended until the date of such resignation.

        "Subsidiary" means any Person in which the Company directly or indirectly through Subsidiaries or otherwise beneficially owns more than fifty percent (50%) of either the equity interests in, or securities having the power generally to vote for the election of directors of, such Person.

        "Threshold Amount" means $8.00, subject to proportionate adjustment in the event of a stock dividend, stock split or similar transaction involving the Common Stock.

        "2003 Annual Meeting" means the 2003 annual meeting of the stockholders of the Company, or any adjournment or postponement thereof.

        "Voting Securities" means the Common Stock and any other securities of the Company of any kind or class having the power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities (but not including the Rights); and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities (not including shares issuable upon the conversion of any Convertible Securities or upon the exercise of any Rights to Purchase Voting Securities).

        (b)  In addition, the following terms are defined in the Sections set forth below:

"Board of Directors"	— Preamble
"Business Combination"	— Section 4.02
"BVF"	— Preamble
"BVF Shares"	— Preamble
"Common Stock"	— Preamble
"Company"	— Preamble
"Initial Offer Notice"	— Section 6.01(a)
"Offer Notices"	— Section 6.01(b)
"Second Offer Notice"	— Section 6.01(b)
"Stockholder" and "Stockholders"	— Preamble
"Stockholders Agreement"	— Preamble

        (c)  Unless the context of this Stockholders Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Stockholders Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Stockholders Agreement and (v) all references to statutes, rules and regulations are to the enumerated statutes, rules and regulations and any successor statute, rule or regulation. Whenever this Stockholders Agreement refers to a number of days, such number shall refer to calendar days unless business or trading days are specified.

ARTICLE II

BOARD OF DIRECTORS

        2.01    Composition of Board of Directors.    (a)    On the date hereof, the Board of Directors has, pursuant to the powers granted to it under the Bylaws, increased the size of the Board of Directors by one and elected the BVF Designee to fill the vacancy so created on the Board of Directors, to serve in such capacity from the date hereof through the earlier of (i) the 2003 Annual Meeting, and until his successor shall have been duly appointed and qualified, or (ii) the Director Termination Date. The BVF Designee also has been appointed by the Board of Directors to serve on the Nominating Committee and the Corporate Governance Committee.

        (b)  Until the Director Termination Date, the Board of Directors shall, at each meeting of stockholders of the Company at which the term of the BVF Designee is scheduled to expire, nominate the BVF Designee to stand for election as a director of the Company for a succeeding term in accordance with the Company's procedures for nomination of directors as provided for in its Bylaws, for election, recommend such election and solicit proxies in respect thereof and vote the shares of Common Stock represented by all proxies granted by stockholders in connection with the solicitation of proxies by the Board of Directors in connection with such meeting in favor of the BVF Designee, except for such proxies that specifically indicate a vote to withhold authority with respect to the BVF Designee.

        (c)  Until the Director Termination Date, but subject to the provisions of paragraph (e) of this Section 2.01, the Board of Directors shall cause any vacancy created on the Board of Directors by reason of the death, resignation or removal of the then serving BVF Designee to be filled by the successor BVF Designee named by the Stockholders.

        (d)  While serving on the Board of Directors and any committee thereof, the BVF Designee shall be entitled to all the rights and privileges and subject to all the obligations of the other directors and committee members; provided that the BVF Designee shall not be entitled to (i) participate in or observe, and shall upon the good faith request of the Board of Directors or any such committee recuse himself from, any meeting or portion thereof at which the Board of Directors or any such committee is evaluating and/or taking action with respect to (x) the ownership of Voting Securities by any member of the Restricted Group, (y) the exercise of any of the Company's rights or enforcement of any of the obligations of any member of the Restricted Group under this Stockholders Agreement (including, without limitation, the exercise by the Company of its right to purchase Common Stock of the Restricted Group pursuant to Article VI) or (z) any transaction proposed by, or with, any member of the Restricted Group; or (ii) receive any compensation payable to directors for service on the Board of Directors and/or any committee thereof, including the grant or award of any Equity Securities; provided that the BVF Designee shall be entitled to reimbursement of reasonable travel expenses and coverage under the Company's directors' and officers' insurance policy to the same extent provided generally to the members of the Board of Directors who are not also officers of the Company in accordance with the Company's policies. The Board of Directors or any such committee shall be entitled to take such actions as it shall deem reasonably necessary or appropriate to carry out the provisions of the preceding sentence.

        (e)  The Stockholders shall use reasonable best efforts to insure that the BVF Designee shall at all times be an Independent Director. If (x) the BVF Designee shall not meet the definition of an Independent Director hereunder and (y) the Board of Directors does not at the time, or will not within thirty (30) days, satisfy the listing requirements of the principal stock exchange or securities market on which the Common Stock is then listed or traded because the Board of Directors does not consist of a majority of Independent Directors, written notice of such determination shall be given to BVF, which shall during the thirty (30) day period following such notification name a new BVF Designee who BVF in good faith believes would qualify as an Independent Director; provided that BVF shall be deemed not to have acted in good faith for this purpose if, among other reasons, the proposed successor BVF Designee (i) has not agreed to serve as the BVF Designee or (ii) does not qualify as an Independent Director for a similar reason that the incumbent BVF Designee fails to qualify as an Independent Director. If the Stockholders and the Board of Directors agree on a successor BVF Designee in accordance with the preceding sentence, the Stockholders shall cause the incumbent BVF Designee to resign from the Board of Directors and the successor BVF Designee shall be elected to the Board of Directors in accordance with paragraph (c) of this Section 2.01. If the Board of Directors determines that the successor BVF Designee proposed by BVF in good faith does not qualify as an Independent Director, the Board of Directors shall be entitled to increase the size of the Board of Directors to nine (9) directors and elect two new directors who it determines do qualify as Independent Directors.

        (f)    The Stockholders shall no longer be entitled to have the BVF Designee serve on the Board of Directors from and after the Director Termination Date, at which time the Stockholders will cause the BVF Designee immediately to resign from the Board of Directors.

        2.02    Board Committees.    The Board of Directors shall at all times cause the BVF Designee to be a member of the Nominating Committee, the Corporate Governance Committee and each other committee of the Board of Directors on which any officer of the Company is then serving as a member; provided that the BVF Designee shall not be entitled to be (i) a member of any committee (but shall be entitled to act as an observer in the same manner as the BVF Observer) all of whose members are required by the then applicable rules of the principal stock exchange or securities market on which the Common Stock is listed or traded to be an Independent Director unless such BVF Designee has been determined to be an Independent Director; or (ii) a member of any committee formed exclusively for the purpose of evaluating and/or taking action with respect to (x) the ownership of Voting Securities by any member of the Restricted Group, (y) the exercise of any of the Company's rights or enforcement of any of the obligations of any member of the Restricted Group under this Stockholders Agreement (including, without limitation, the exercise by the Company of its right to purchase Common Stock of the Restricted Group pursuant to Article VI) or (z) any transaction proposed by, or with, any member of the Restricted Group.

        2.03    BVF Observer.    The BVF Observer shall be entitled to serve as a non-voting observer of and participant in any meeting (or portion thereof) of the Board of Directors or any committee thereof whose meetings the BVF Designee is permitted by the terms of this Stockholders Agreement to attend. The Board of Directors shall cause all notices sent and other materials delivered or provided to directors in connection with any meeting of the Board of Directors or any committee thereof which the BVF Observer is entitled to attend to be sent, delivered or provided, as the case may be, to the BVF Observer by the same method of delivery as used for the directors.

        2.04    Information About BVF Designee and BVF Observer.    BVF shall promptly provide to the Company, as the Company may from time to time reasonably request, information regarding the BVF Designee or the BVF Observer for purposes of determining whether the BVF Designee is an Independent Director or for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by the Company with the Commission or any other Governmental or Regulatory Authority.

        2.05    Compliance with Board Policies.    It shall be a precondition to the right of the initial BVF Designee and the initial BVF Observer, and their respective successors, to attend any meeting of the Board of Directors or committee thereof that such individual shall have agreed to abide by the established policies of the Board of Directors and the committees thereof generally applicable to all directors or committee members that are in effect from time to time.

ARTICLE III

TRANSFER AND VOTING OF SHARES

        3.01    Restriction on Certain Transfers.    Until the Standstill Termination Date, no member of the Restricted Group shall, directly or indirectly, transfer beneficial ownership of any shares of Common Stock to any Person to the extent such transfer would cause the Rights to become exercisable or the transferee to be an "Acquiring Person" under the Rights Agreement.

        3.02    Voting of Shares by the Restricted Group.    (a)    Until the Director Termination Date, at each meeting of stockholders of the Company held for the purpose of electing any member of the Board of Directors, the Stockholders shall cause all Voting Securities beneficially owned by any member of the Restricted Group to be present at such meeting for purposes of establishing a quorum and to be voted (x) for the nominees recommended by the Board of Directors (provided such nominees include the BVF Designee), (y) on all other proposals of the Board of Directors and any proposals by other stockholders of the Company not covered by clause (z) below, as such member of the Restricted Group determines is appropriate, and (z) on any proposals of any other stockholder of the Company who is also proposing one or more nominees for election as director in opposition to the nominees of the

Board of Directors at any such meeting, in accordance with the recommendation of the Board of Directors.

        (b)  If the Company does not receive at least five (5) business days prior to such meeting a duly executed proxy card or cards from a Stockholder irrevocably directing that its Voting Securities be voted at such meeting in accordance with the terms of Section 3.02(a), such Stockholder hereby irrevocably (to the fullest extend provided by law) appoints each of the then serving Chief Executive Officer and General Counsel of the Company, and each of them, as the attorney-in-fact and proxy of such Stockholder or other member of the Restricted Group, with full power of substitution and resubstitution, to the full extent of such Stockholder's or other member of the Restricted Group's rights with respect to any shares of Common Stock owned by them, beneficially or of record, to vote such shares of Common Stock, at any annual or special meeting of the stockholders of the Company held prior to the Director Termination Date, in accordance with clause (x) and (z) of the preceding sentence. The proxy granted in the previous sentence is irrevocable to the fullest extent provided by law, coupled with an interest and granted as an inducement to the Company for entering into this Stockholders Agreement.

ARTICLE IV

STANDSTILL

        4.01    Limitation on Acquisition of Equity Securities.    From the date hereof through the Standstill Termination Date, no member of the Restricted Group shall, directly or indirectly, purchase or acquire, or make any offer to or agree to purchase or acquire, beneficial ownership of any Equity Securities, except (i) by way of stock dividends, stock splits or other distributions or offerings made available to holders of Equity Securities generally, or (ii) transfers of shares of Common Stock beneficially owned by any Stockholder on the date hereof among members of the Restricted Group, provided in the case of clause (ii) any transferee first agrees in writing to be bound by the terms of this Stockholders Agreement.

        4.02    Standstill.    From the date hereof through the Standstill Termination Date, no member of the Restricted Group will, directly or indirectly, (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of the assets or Equity Securities of the Company, whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction (a "Business Combination"), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(l)(2) but including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), submit any proposal (including nominations of director candidates, except as provided in Section 2.01) for consideration at any annual or special meeting of the stockholders of the Company (including pursuant to Rule 14a-8 promulgated under the Exchange Act), (iii) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Equity Securities which proposes to take any action or enter into any transaction that is prohibited by this Section or any other provision of this Stockholders Agreement, nor will they provide any financing to any such group for any such purpose, or (iv) engage in any Schedule 13D Transaction or file any amendment to the Schedule 13D previously filed by the Stockholders with the Commission indicating that any member of the Restricted Group has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this Stockholders Agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this Agreement and actions by the parties hereunder); provided that the foregoing prohibition shall not impair or affect the exercise by the BVF Designee of his or her fiduciary duties as a director of the Company in his or her capacity as such or prohibit filings required by law as a consequence thereof. In the event that any member of the

Restricted Group is approached by any third party to enter into any discussions, negotiations, agreements, arrangements or understandings with respect to any of the foregoing, such member of the Restricted Group shall advise such third party of its obligations under this Section 4.02.

ARTICLE V

OTHER AGREEMENTS

        5.01    Confidentiality Agreement.    Simultaneously with the execution and delivery of this Stockholders Agreement, the Company and each of the Stockholders are executing and delivering to the Company the confidentiality agreement in the form of Exhibit A hereto (the "Confidentiality Agreement").

        5.02    No Solicitation.    From the date hereof through the first anniversary of the Director Termination Date, no member of the Restricted Group will, directly or indirectly, on its own behalf or on the behalf of any other Person, solicit to employ any officer or employee of the Company or any of its Subsidiaries, so long as they are employed by the Company or any of its Subsidiaries or had been so employed during the prior six (6) months, without obtaining the prior written consent of the Company. The term "solicit to employ" does not include general solicitations of employment not specifically directed towards employees of the Company or any of its Subsidiaries.

        5.03    Right to Call a Meeting of Company Stockholders.    (a)    In the event that the Company does not (i) on or prior to May 15th of any calendar year during the Standstill Period and in the first calendar year following the Standstill Termination Date (or, if the Standstill Termination Date occurs before the date of the annual meeting of stockholders for such year, then in the calendar year in which the Standstill Termination Date occurs), give notice to stockholders of the calling of its annual meeting of stockholders (including all business noticed therefor) to be held on or before June 30th of such calendar year or (ii) conduct its annual meeting of stockholders on or before June 30th of any such calendar year, BVF shall (A) in the case of any failure arising under clause (i), have the right to require the Company to call such annual meeting by delivering notice thereof to the Company and, within five (5) business days following receipt by the Company of such notice from BVF, the Company shall cause the corporate Secretary to call and give notice of such annual meeting for a date not less than forty-five (45) nor more than sixty (60) days following the giving of notice by the corporate Secretary to the stockholders of the Company in the manner contemplated by the Bylaws, and such annual meeting will be held in accordance with such notice, and (B) in the case of any failure arising under clause (ii), if such meeting can no longer be held, have the immediate right to require the calling of a Special Meeting, and the Company shall respond thereto as provided in the second sentence of Section 5.03(b).

        (b)  (i) Unless the Company shall have delivered an Initial Offer Notice in accordance with Section 6.01 on or before October 15, 2003, or (ii) if such notice was accepted by BVF and the Company fails to close such transaction as required by Section 6.01(c), BVF shall thereafter have the right to require the Company to hold a Special Meeting by delivering, at any time on or after November 1, 2003 and prior to February 1, 2004, notice thereof to the Company. Within five (5) business days following receipt by the Company of such notice from BVF, the Company shall cause the corporate Secretary to call and give notice of a Special Meeting for a date not less than forty-five (45) nor more than sixty (60) days following the giving of notice by the corporate Secretary to the stockholders of the Company in the manner contemplated by the Bylaws, and the Special Meeting will be held in accordance with such notice.

        (c)  Concurrently with the execution and delivery of this Stockholders Agreement, the Board of Directors has adopted the amendments to the Bylaws in the form of Exhibit B hereto (the "Bylaw Amendments"), effective immediately, to provide (i) for BVF's right to require the Company to call an annual or special meeting of the stockholders of the Company consistent with the provisions of paragraphs (a) and (b) of this Section 5.03 and (ii) that nominations by stockholders of directors for election at any annual or special meeting of stockholders of the Company held during the Standstill Period or at the annual meeting of stockholders of the Company held in the first calendar year following the Standstill Period shall in no event be required on a date earlier than forty-five (45) days after the giving of notice of the date of any such annual or special meeting. For so long as BVF has the right to require the Company to call an annual or special meeting of the stockholders of the Company pursuant to this Stockholders Agreement, the Board of Directors will not amend any provision of the Bylaws added by the Bylaw Amendments, or adopt any Bylaw provision inconsistent therewith.

        (d)  In connection with any meeting of stockholders which is the subject of Section 5.03, the Company shall not adjourn any such meeting to a date later than five (5) business days after such adjournment absent (i) an order of a court of competent jurisdiction to such effect or (ii) the failure to obtain a quorum at such meeting.

        5.04    Access to Information.    From the date hereof through the Director Termination Date, (a) the Company will provide the BVF Designee and the BVF Observer with access, during normal business hours of the Company, to all contracts, significant negotiations, budgets, business plans, internal projections, offers or plans to acquire or license from others, or plans to dispose of or license to others, material products, business lines or any company, including the Company, and other information reasonably requested, provided that the Company shall not be required to provide such access (i) at such a time or in such a manner as it determines in good faith would be likely to unreasonably interfere with the Company's normal business operations or any proposed transactions or projects of the Company, or (ii) to any such communications or information relating to the negotiation, execution or delivery of this Stockholders Agreement or to any matter referred to in clause (x), (y) or (z) of Section 2.01(d)(i); and (b) no member of the Restricted Group will contact any employee of the Company or any of its Subsidiaries (including any of their scientists) who is not an "executive officer" of the Company as designated in the Company's then most recent Annual Report on Form 10-K filed with the Commission, other than (i) in connection with presentations to the Board of Directors or any committee thereof or to which the BVF Designee or the BVF Observer otherwise is invited, or (ii) with the prior consent of any of the Company's "executive officers", who may impose such reasonable restrictions on such access as may be necessary to reasonably mitigate disruption of the Company's business and operations. It is understood and agreed that any and all information obtained or reviewed by the BVF Designee or the BVF Observer pursuant to this Section shall be subject to the terms of the Confidentiality Agreement.

        5.05    10b5-1 Program.    In the event that any member of the Restricted Group seeks to establish a program providing for the sale of Common Stock pursuant to Rule 10b5-1 of the Exchange Act, the Company shall, subject to applicable laws and regulations of any Governmental or Regulatory Authority, consent to and provide such reasonable cooperation and assistance in the implementation of such program as such member of the Restricted Group may request, provided that (i) the Company shall not unreasonably withhold its consent to any such request (including in any manner that would be discriminatory among directors) and (ii) the Company shall in no event be required to make any public disclosures that it is not at the time otherwise prepared to make in connection with any such request.

ARTICLE VI

OFFER RIGHTS

        6.01    Offer Right.    (a)    From July 1, 2003 through October 15, 2003, the Company shall have the right to offer to purchase from the members of the Restricted Group at least three million (3,000,000) shares of Common Stock at a cash purchase price per share representing a ten percent (10%) discount to Market Value. If the Company elects to make the offer pursuant to the preceding sentence, the Company shall deliver a notice of such election (the "Initial Offer Notice") to the Restricted Group.

Upon delivery of the Initial Offer Notice, the offer contained therein shall be irrevocable until lapse of the two business-day period referenced in the next sentence. The Restricted Group shall have two (2) business days following the date of delivery of the Initial Offer Notice in which to accept or reject the terms of the Initial Offer Notice, provided that the Restricted Group shall only be required to sell three million (3,000,000) shares of Common Stock pursuant to the terms of the Initial Offer Notice in order to be deemed to have accepted the Initial Offer Notice.

        (b)  If the Restricted Group rejects the terms of the Initial Offer Notice (including by failing to accept such terms within such two (2) business day period), the Company shall have the right during the ten (10) business day period thereafter to offer to purchase from the members of the Restricted Group at least three million (3,000,000) shares of Common Stock at a price that is higher than the price offered in the Initial Offer Notice. If the Company elects to make the offer pursuant to the preceding sentence, the Company shall deliver a notice of such election (the "Second Offer Notice" and, together with the Initial Offer Notice, the "Offer Notices") to the Restricted Group. Upon delivery of the Second Offer Notice, the offer contained therein shall be irrevocable until lapse of the two business-day period referenced in the next sentence. The Restricted Group shall have two (2) business days following the date of delivery of the Second Offer Notice in which to accept or reject the terms of the Second Offer Notice; provided that the Restricted Group shall only be required to sell three million (3,000,000) shares of Common Stock pursuant to the terms of the Second Offer Notice in order to be deemed to have accepted the Second Offer Notice, and further provided that a failure by the Restricted Group to accept such terms within such two (2) business day period shall be deemed a rejection of such terms.

        (c)  Any acceptance by the Restricted Group of the terms of an Offer Notice shall be irrevocable. The closing of any purchase and sale of shares of Common Stock pursuant to an Offer Notice shall take place at the principal executive offices of the Company at a price and on the date set forth in the applicable Offer Notice, which date shall not be later than two (2) business days following the date of acceptance of such Offer Notice. At such closing, the Company (and/or the Company's designee or designees) shall deliver the purchase price for the shares being purchased by wire transfer of immediately available funds to an account previously identified by BVF, against delivery of certificates representing the number of shares of Common Stock being purchased, together with an instrument signed by or on behalf of each selling stockholder to the effect that such selling stockholder is the owner of the shares being sold, free and clear of all Liens and restrictions, and that the sale has been authorized by all necessary corporate, partnership or limited liability company action, as the case may be, on the part of such selling stockholder.

        (d)  All share amounts referred to in this Section shall be subject to proportionate adjustment in the event of a stock dividend, stock split or similar transaction involving the Common Stock.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each Stockholder hereby represents and warrants to the Company as follows:

        7.01    Authority.    This Stockholders Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        7.02    No Conflicts.    The execution and delivery by each Stockholder of this Stockholders Agreement do not, and the performance by each Stockholder of such Stockholder's obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

        (a)  conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such Stockholder or any of such Stockholder's properties or assets; or

        (b)  (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of such Stockholder's properties or assets under, any contract, agreement, plan, permit or license to which such Stockholder is a party.

        7.03    Governmental Approvals and Filings.    No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Stockholder is required in connection with the execution and delivery of this Stockholders Agreement, other than the filing with the Commission referred to in the next Section.

        7.04    BVF Shares.    Except for the BVF Shares listed on Schedule I hereto, the members of the Restricted Group do not beneficially own any shares of Common Stock.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Stockholders as follows:

        8.01    Incorporation.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

        8.02    Authority.    The execution and delivery by the Company of this Stockholders Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors, no other corporate action on the part of the Company or its stockholders being necessary. This Stockholders Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        8.03    No Conflicts.    The execution and delivery by the Company of this Stockholders Agreement do not, and the performance by the Company of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

        (a)  conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws;

        (b)  conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

        (c)  (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

        8.04    Governmental Approvals and Filings.    No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution and delivery of this Stockholders Agreement, other than the filing with the Commission referred to in the next Section.

ARTICLE IX

GENERAL PROVISIONS

        9.01    Publicity.    The Company and BVF will provide each other with reasonable cooperation in connection with the filings with the Commission required of the Company and the Stockholders in connection with the execution and delivery of this Stockholders Agreement, and will give the other an opportunity to review such party's filing before it is submitted to the Commission.

        9.02    Amendment and Waiver.    (a)    This Stockholders Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

        (b)  Any term or condition of this Stockholders Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Stockholders Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholders Agreement on any future occasion. All remedies, either under this Stockholders Agreement or by law or otherwise afforded, will be cumulative and not alternative.

        9.03    Notices.    (a)    For all purposes of this Stockholders Agreement, the Company shall not be required to recognize any notice purportedly delivered by or on behalf of any Stockholder or any other member of the Restricted Group unless such notice is delivered to the Company by or on behalf of BVF.

        (b)  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to any Stockholder or other member of the Restricted Group, to:

BVF Inc. One Sansome Street, 39th Floor San Francisco, California 94104 Facsimile No.: (415) 288-2394 Attn: Mark N. Lampert

with a copy to:
Latham & Watkins 233 South Wacker Drive Sears Tower, Suite 5800 Chicago, Illinois 60606 Facsimile No.: (312) 993-9767 Attn: Mark D. Gerstein, Esq.
If to the Company, to:
Arena Pharmaceuticals, Inc. 6166 Nancy Ridge Drive San Diego, California 92121 Facsimile No.: (858) 677-0065 Attn: Steven W. Spector, Esq.
with a copy to:
Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 Facsimile No.: (212) 530-5219 Attn: Lawrence Lederman, Esq. Robert S. Reder, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        9.04    Entire Agreement.    This Stockholders Agreement and the Exhibits hereto supersede all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

        9.05    No Third Party Beneficiary.    The terms and provisions of this Stockholders Agreement are intended solely for the benefit of each party hereto and the other members of the Restricted Group, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

        9.06    No Assignment; Binding Effect.    Neither this Stockholders Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Stockholders Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

        9.07    Specific Performance; Legal Fees.    The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Stockholders Agreement and that any party may, in such party's sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

        9.08    Headings.    The headings used in this Stockholders Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        9.09    Invalid Provisions.    If any provision of this Stockholders Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the intended rights of any party hereto under this Stockholders Agreement will not be forfeited in any material respect as a result thereof, (i) such provision will be fully severable, (ii) this Stockholders Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholders Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        9.10    Governing Law.    This Stockholders Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

        9.11    Consent to Jurisdiction and Service of Process.    Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware in any action, suit or proceeding arising in connection with this Stockholders Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 9.03, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

        9.12    Counterparts.    This Stockholders Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, each party hereto has signed this Stockholders Agreement, or caused this Stockholders Agreement to be signed on its behalf, as of the date first above written.

ARENA PHARMACEUTICALS, INC.
By:	/s/ JACK LIEF
Name: Jack Lief Title: President & CEO
BIOTECHNOLOGY VALUE FUND, L.P.
By:	BVF Partners L.P., its general partner
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT
Name: Mark N. Lampert Title: President
BIOTECHNOLOGY VALUE FUND II, L.P.
By:	BVF Partners L.P., its general partner
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT
Name: Mark N. Lampert Title: President
BVF INVESTMENTS, L.L.C.
By:	BVF Partners L.P., its manager
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT
Name: Mark N. Lampert Title: President

BVF PARTNERS L.P.
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT
Name: Mark N. Lampert Title: President
BVF INC.
By:	/s/ MARK N. LAMPERT
Name: Mark N. Lampert Title: President
INVESTMENT 10, L.L.C.
By:	BVF Partners L.P., as attorney-in-fact
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT
Name: Mark N. Lampert Title: President

SCHEDULE I

        Shares of Common Stock Beneficially Owned by the Stockholders

Stockholder	Number
Biotechnology Value Fund, L.P.	2,263,745
Biotechnology Value Fund II, L.P.	1,453,102
BVF Investments, L.L.C.	3,714,365
BVF Partners L.P.	7,658,412
BVF Inc.	7,658,412
Investment 10, L.L.C.	227,200

EXHIBIT A

[ARENA PHARMACEUTICALS LETTERHEAD]

                      January 17, 2003

BVF Inc.
One Sansome St., 39th Floor
San Francisco, CA 94104

Attn: Mark N. Lampert

Ladies and Gentlemen:

        This Confidentiality Agreement is being entered into pursuant to Section 5.01 of the Stockholders Agreement dated as of January 17, 2003 between Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), BVF Inc., a Delaware corporation ("BVF"), and the other signatories thereto (the "Stockholders Agreement"). Capitalized terms used herein and not defined shall have the meaning given to such terms in the Stockholders Agreement.

        As a condition to the furnishing of information relating to the Company and its subsidiaries to any member of the Restricted Group and their respective Representatives, BVF and the other signatories to this Confidentiality Agreement hereby agree with the Company that all information relating to the Company and its subsidiaries furnished by or on behalf of the Company to any member of the Restricted Group or any of their respective Representatives, whether prior to or after your acceptance of this agreement and irrespective of the form of communication (e.g., whether written, oral or in electronic medium), or learned by you in connection with the BVF Designee's or the BVF Observer's attendance at meetings of the Board of Directors, any committee thereof or through visits to the Company or with its directors, officers or employees (such information, together with notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by you or your Representatives being referred to herein as the "Evaluation Material"), will be kept strictly confidential from any person or entity including, without limitation, any entity in which any member of the Restricted Group has any equity or other interest; provided, however, that the Evaluation Material may be disclosed to any of your Representatives who needs to know such information for the purpose of assisting you in evaluating your investment in, and making decisions with respect to, the Company (it being understood that such Representatives will be informed by you of the contents of this agreement and that, by receiving such information, such Representatives are agreeing to be bound by this agreement). The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by any member of the Restricted Group or their respective Representatives, or (ii) becomes available to any member of the Restricted Group or any of their respective Representatives on a non-confidential basis from a source other than the Company or its affiliates or Representatives, provided that neither any member of the Restricted Group nor any of their respective Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to the Company to keep such information confidential, or (iii) is or has been independently developed by any member of the Restricted Group or any of their respective Representatives without reference to or use of any Evaluation Material. Any Evaluation Material shall be either returned or destroyed promptly following such date as provided by the Company's applicable document retention policy in the case of Evaluation Material provided by the Company. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees or legal, financial or accounting advisors and, in the case of the Restricted Group, includes the BVF Designee and the BVF Observer. The members of the Restricted Group will be responsible for any breach of this agreement by any of their respective Representatives and agree to take all reasonable measures to restrain their respective Representatives from prohibited or unauthorized disclosure or use of Evaluation Material or discussions with third parties as provided below.

        If any member of the Restricted Group or any of their respective Representatives is requested in any judicial or administrative proceeding or by any governmental or regulatory authority to disclose any Evaluation Material, BVF will (i) give the Company prompt notice of such request so that the Company may seek an appropriate protective order and (ii) consult with the Company as to the advisability of taking legally available steps to resist or narrow such a request. The members of the Restricted Group will cooperate fully with the Company in obtaining such an order. If in the absence of a protective order any member of the Restricted Group or any of their respective Representatives is nonetheless compelled to disclose Evaluation Material, the Company agrees that such disclosure may be made without liability hereunder.

        The members of the Restricted Group hereby acknowledge that neither the Company nor any of its affiliates or Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the Evaluation Material. The members of the Restricted Group agree that neither the Company nor any of its affiliates or Representatives will have any liability to any member of the Restricted Group or their respective Representatives resulting from use of any of the Evaluation Material.

        It is hereby acknowledged and agreed that money damages would not be a sufficient remedy for any breach of any provision of this agreement, and that in addition to all other remedies which the Company may have, the Company will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        This agreement (i) contains the sole and entire agreement between the parties with respect to the subject matter hereof, (ii) may be amended, modified or waived only by a separate written instrument duly executed by or on behalf of the Company and BVF, and (iii) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

        If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing this agreement in the space provided and returning such signed copy to

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the Company, whereupon this agreement will constitute our binding agreement with respect to the matters set forth herein.

Very truly yours,
ARENA PHARMACEUTICALS, INC.

BY:	/S/ JACK LIEF Name: Jack Lief Title: President and CEO
Accepted and agreed to as of the date first written above:
BIOTECHNOLOGY VALUE FUND, L.P.
By:	BVF Partners L.P., its general partner
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT Name: Mark N. Lampert Title: President
BIOTECHNOLOGY VALUE FUND II, L.P.
By:	BVF Partners L.P., its general partner
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT Name: Mark N. Lampert Title: President
BVF INVESTMENTS, L.L.C.
By:	BVF Partners L.P., its manager
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT Name: Mark N. Lampert Title: President
BVF PARTNERS L.P.
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT Name: Mark N. Lampert Title: President

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BVF INC.
By:	/s/ MARK N. LAMPERT Name: Mark N. Lampert Title: President
INVESTMENT 10, L.L.C.
By:	BVF Partners L.P., as attorney-in-fact
By:	BVF Inc., its general partner
By:	/s/ MARK N. LAMPERT Name: Mark N. Lampert Title: President

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EXHIBIT B

1.
Sections 1 and 2 of Article I of the Bylaws shall be amended and restated in their entirety to read as follows:

        "SECTION 1. Annual Meeting.

          (A)  Except as provided for in paragraph (B) below, the annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting. The Board of Directors may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

          (B)  As contemplated by the Stockholders Agreement dated as of January 17, 2003 (the "Stockholders Agreement"; capitalized terms used in this paragraph (B), in paragraph (B) of Section 2 of this Article I and in paragraph (C)(5) of Section 10 of this Article I without definition shall have their meanings set forth in the Stockholders Agreement, a copy of which is on file at the principal executive offices of the Corporation) by and among the Corporation and BVF Inc., a Delaware corporation, and the other entities listed on the signature pages thereto (collectively, "BVF"), in the event that the Corporation does not (i) on or prior to May 15th of any calendar year during the Standstill Period and the first calendar year following the Standstill Termination Date (or, if the Standstill Termination Date occurs before the date of the annual meeting of stockholders for such year, then in the calendar year in which the Standstill Termination Date occurs), give notice to the stockholders of the calling of the annual meeting of stockholders of the Corporation (including all business noticed therefor) to be held on or before June 30th of such calendar year, or (ii) conduct the annual meeting of the stockholders of the Corporation on or prior to June 30th of any such calendar year, BVF shall (x) in the case of any failure arising under clause (i), have the right to require the Corporation to call such annual meeting by delivering notice thereof to the Corporation and, within five (5) business days following receipt by the Corporation of such notice from BVF, the Corporation shall cause the Secretary of the Corporation to call and give notice of such annual meeting for a date not less than forty-five (45) nor more than sixty (60) days following the giving of such notice to the stockholders of the Corporation in the manner contemplated by Section 3 of this Article I, and such annual meeting will be held in accordance with such notice, and (y) in the case of any failure arising under clause (ii), if such meeting can no longer be held, have the immediate right to require the calling of a special meeting of the stockholders of the Corporation, and the Corporation shall respond thereto as provided in the second sentence of paragraph (B) of Section 2 of this Article I.

        "SECTION 2. Special Meetings.

          (A)  Except as otherwise provided in the Certificate of Incorporation or paragraph (B) below, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors or the President. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. The Board of Directors may determine that any special meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

          (B)  As contemplated by the Stockholders Agreement, (i) unless the Corporation shall have delivered an Initial Offer Notice as contemplated by Section 6.01 of the Stockholders Agreement on or before October 15, 2003, or (ii) if such notice was accepted by BVF and the Corporation fails to close such transaction as required by Section 6.01(c) of the Stockholders Agreement, BVF shall thereafter have the right to require the Corporation to hold a special meeting of the stockholders of the Corporation by delivering, at any time on or after November 1, 2003 and prior to February 1, 2004, notice thereof to the Corporation. Within five (5) business days following receipt by the Corporation of such notice from BVF, the Corporation shall cause the Secretary of the Corporation to call and give notice of a special meeting to the stockholders of the Corporation for a date not less than 45 nor more than 60 days following the giving of notice by the Secretary of the Corporation to the stockholders of the Corporation in the manner contemplated by the Section 3 of this Article I, and such special meeting will be held in accordance with such notice."

2.
Paragraph (C) of Section 10 of Article I of the Bylaws shall be amended by adding the following:

  "(5) As contemplated by the Stockholders Agreement, notwithstanding any other provision of these bylaws, nominations by stockholders of directors for election at any annual or special meeting of the stockholders of the Corporation during the Standstill Period or at the first annual meeting of the stockholders of the Corporation following the Standstill Period shall in no event be required on a date earlier than forty-five (45) days after the giving of notice of the date of any such annual or special meeting of stockholders of the Corporation.

3.
Article VII of the Bylaws shall be amended and restated in its entirety to read as follows:

  "These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting. Notwithstanding the foregoing, for so long as BVF has the right to call an annual or special meeting of the stockholders of the Corporation under Section 1 or Section 2 of Article I of these By-Laws, neither Section 1(B) nor Section 2(B) nor Section 10(C)(5) of Article I of these By-Laws, nor this sentence, may be amended or supplemented, nor may any provision be adopted that is inconsistent therewith, without the unanimous consent of all the members of the Board and the prior written consent of BVF."

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QuickLinks

  EXHIBIT 2
STOCKHOLDERS AGREEMENT
  EXECUTION COPY
TABLE OF CONTENTS
  SCHEDULE I
EXHIBIT A
EXHIBIT B